UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 9, 2022, the 2022 Annual Meeting of the Stockholders (the “2022 Annual Meeting”) of Ecoark Holdings, Inc. (the “Company”) was held. At the 2022 Annual Meeting, the Company’s stockholders voted on: (i) election of four members of the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); (ii) approval for purposes of complying with Listing Rule 5635 of the Nasdaq Stock Market, the issuance by the Company of shares of the Company’s Common Stock pursuant to the terms of the private placement financing transaction pursuant to the Securities Purchase Agreement dated June 8, 2022 between the Company and Digital Power Lending, LLC, a California limited liability company, without giving effect to any beneficial ownership limitations contained therein (Proposal 2); (iii) approval of an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 shares to 100,000,000 shares (Proposal 3); (iv) ratification of the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023 (Proposal 4); and (v) approval of an adjournment of the 2022 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve any of the other proposals before the Annual Meeting (Proposal 5). All of these proposals were described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 26, 2022. The Company had 26,364,099 shares of common stock issued and outstanding and entitled to be voted at the 2022 Annual Meeting. Of the 26,364,099 shares of common stock issued and outstanding and entitled to be voted at the 2022 Annual Meeting, 20,072,207 shares (or 76.13%), constituting a quorum, were represented in person or by proxy at the 2022 Annual Meeting.

Set forth below are the voting results on Proposal 1, Proposal 2, Proposal 3 and Proposal 4 submitted to the stockholders for approval at the 2022 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect four members of the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Randy S. May	7,420,180	615,699	12,036,328
Gary Metzger	7,135,588	900,291	12,036,328
Steven K. Nelson	7,169,505	866,374	12,036,328
Emily L. Pataki	7,501,340	534,539	12,036,328

Proposal 2. The Company’s stockholders voted to approve for purposes of complying with Listing Rule 5635 of the Nasdaq Stock Market, the issuance by the Company of shares of the Company’s Common Stock pursuant to the terms of the private placement financing transaction pursuant to the Securities Purchase Agreement dated June 8, 2022 between the Company and Digital Power Lending, LLC, a California limited liability company, without giving effect to any beneficial ownership limitations contained therein.

Votes For	Votes Against	Abstentions	Broker Non-Vote
6,954,177	581,983	499,719	12,036,328

Proposal 3. The Company’s stockholders voted to approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 40,000,000 shares to 100,000,000 shares.

Votes For	Votes Against	Abstentions
18,020,100	2,026,563	25,544

Proposal 4. The Company’s stockholders voted to ratify the selection of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023.

Votes For	Votes Against	Abstentions
19,118,043	338,693	615,471

As there were sufficient votes to approve proposals 1 through 4, proposal 5 was moot.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

September 15, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer